THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

American Petro-Hunter, Inc.

CONVERTIBLE DEBENTURE

May 17, 2010	Up to $1,500,000

American Petro-Hunter, Inc., a Nevada corporation (the “Company”), for value received, promises to pay to the order of Maxum Overseas Fund (the “Holder”), the aggregate principal balance of all amounts advanced by the Holder to the Company (the “Principal”) under this Convertible Debenture (the “Debenture”) as evidenced by the Ledger of Advances and Prepayments, attached hereto as Attachment 1 (the “Ledger”), plus simple interest thereon to be paid monthly in arrears from the date set forth opposite such advances on the Ledger at an annual interest rate equal to ten percent (10%).  Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.  Any remaining principal and interest will be payable at the principal office of the Company or by mail to the registered address of the Holder on or before the applicable “Repayment Date” (as defined below) except that no payment will be required to the extent that such principal and interest are or have been paid, converted or exchanged pursuant to the terms hereof or under the Agreement (as defined below).

This Debenture is issued by the Company in connection with that certain Debenture and Warrant Purchase Agreement dated as of even date herewith (the “Agreement”).  This Debenture incorporates by reference all the terms of the Agreement.  The following is a statement of the rights of the Holder and the conditions to which this Debenture is subject, and to which the Holder, by the acceptance of this Debenture, agrees:

1.           Definitions.  As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

1.1           “Company” will mean American Petro-Hunter, Inc. and will include any corporation, partnership, limited liability company or other entity that will succeed to or assume the obligations of the Company under this Debenture.

1.2           “Holder” will mean any person who will at the time be the registered holder of this Debenture.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement

2.           Draw Downs.  As set forth on the Ledger, as of the date hereof Holder has loaned to the Company an aggregate principal amount of $494,000 (the “Initial Advance”).  The Holder agrees to immediately lend such additional cash amounts to the Company as the Company may request from time to time (each a “Draw Down”), up to an aggregate principal amount of $1,500,000 (including the Initial Advance) (the “Full Commitment Amount”); provided however, that the Holder shall not be obligated to advance any Draw Down request for an amount less than $100,000.  All Draw Downs made on account of principal hereof shall be recorded on the Ledger and signed by Holder and the Company where indicated; provided however, that the failure of the Holder to sign the Ledger shall have no effect on the Holder’s obligation to advance any Draw Down.  The applicable Repayment Date for each Draw Down and for the Initial Advance shall be the one year anniversary of the date such funds are initially advanced to the Company as indicated on the Ledger.  Simultaneously with the receipt of any Draw Down funds, the Company shall issue to the Holder a Warrant to purchase an amount of shares of Common Stock of the Company equal to the amount of such Draw Down divided by the then applicable Conversion Price (as defined below) and otherwise on the terms and conditions set forth in the Warrant.

3.           Conversion

3.1             Conversion at Holder’s Election.  At any time prior to the Repayment Date, Holder at its option and upon prior written notice to the Company, may convert in whole or in part the then outstanding Principal and accrued but unpaid interest thereon (the “Debt”) into shares of common stock of the Company at the then applicable Conversion Price (as defined below).  The “Conversion Price” shall initially be $0.90, but shall be subject to adjustment as set forth in Sections 3.3 and 3.4 below and for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof.  The form of this Debenture need not be changed because of any adjustment in the Conversion Price or in the number of shares of common stock issuable upon its conversion.  Notwithstanding the foregoing, the number of shares of Company common stock that may be acquired by the Holder upon any conversion of the Debt shall be limited to the extent necessary to ensure that, following such conversion, the total number of shares of Company common stock then beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Company common stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Company common stock (including for such purpose the shares of Company common stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing, the Holder may waive such limitation on conversion contained in this Section 3.1 or increase or decrease such limitation percentage to any other percentage as specified in a written notice to the Company.

3.2           Conversion at Company’s Election.  At any time prior to the Repayment Date, if the trailing Volume Weighted Average Price (as calculated based upon the price and volume quotes reported by NASDAQ over the previous five (5) trading days) of the Company’s common stock exceeds $1.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof), the Company may at its option convert in whole or in part the Debt into shares of common stock of the Company at the then applicable Conversion Price.  The Company will provide prior written notice to the Holder of its election to convert the Debt.  Notwithstanding the foregoing, the amount of Debt which the Company may elect to convert shall be limited to the extent necessary to ensure that, following such conversion, the total number of shares of Company common stock then beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Company common stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Company common stock (including for such purpose the shares of Company common stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing, the Holder may waive such limitation on conversion contained in this Section 3.2 or increase or decrease such limitation percentage to any other percentage as specified in a written notice to the Company.

3.3           Adjustments to Conversion Price.  In the event that any warrant outstanding as of the Effective Date to purchase Common Stock of the Company previously issued by the Company is exercised by the holder thereof for a price less than the then applicable Conversion Price (the “Warrant Exercise Price”), the Conversion Price will be reduced to the Warrant Exercise Price.  Upon an exchange pursuant to Section 3.4 below, the Conversion Price for any Debt that remains outstanding or which may be subsequently owed hereunder shall be adjusted to equal the price at which the notes received in such exchange may be converted into Common Stock of the Company, and the exercise price of any outstanding Warrants shall be correspondingly adjusted.

3.4           Exchange in Future Financing.  If within eighteen (18) months of the date hereof the Company completes a financing (other than the Draw Downs) yielding aggregate gross proceeds or borrowings to the Company of at least twenty five thousand dollars ($25,000) (excluding any proceeds or borrowings associated with the exchange contemplated hereby) (the “Qualified Financing”), the Holder may elect to exchange the Debt and/or the shares issuable or issued upon conversion thereof (the “Conversion Shares”) simultaneously with the initial closing of such Qualified Financing as follows:

(a)  In the event of a debt Qualified Financing, the Holder may at its option exchange in whole or in part the Debt for a promissory note (or other evidence of indebtedness) in the same form and with the same terms and conditions as those issued in such Qualified Financing and in a principal amount equal to the then outstanding Debt, as if such Debt amount had been directly invested in such Qualified Financing.

(b)  In the event of an equity Qualified Financing, the Holder may at its option exchange in whole or in part the Conversion Shares for shares of stock of the same class and series and with the same rights, preferences and privileges as those issued in such Qualified Financing and in an amount equal to the number of such Conversion Shares held by the Holder (assuming on an as-converted basis) multiplied by the Conversion Price which was applicable to such shares at the time of their conversion or as adjusted herein, divided by the price per share paid by the other investors in such Qualified Financing.

To the extent the other participants in the Qualified Financing are required to execute or deliver any other documents or meet any qualifications as a condition to their investment, the Holder’s exchange shall be subject to the same requirements and qualifications.  The Holder will be solely responsible for any tax consequences resulting to the Holder from such exchange.

3.5           Surrender of Debenture.  In the event of any conversion or exchange, the Holder will surrender the original copy of this Debenture and the original stock certificate for any Conversion Shares, if applicable, for conversion or exchange at the principal office of the Company at the time of such closing.  Holder agrees to execute all necessary documents in connection with the conversion or exchange of this Debenture, including, in the case of a conversion, a definitive stock purchase agreement.  If upon such conversion or exchange of this Debenture a fraction of a share would result, then the Company will round up to the nearest whole share.

3.6           Partial Conversion or Exchange.  All rights with respect to such portion of this Debenture converted pursuant to Section 3.1, 3.2 or the Agreement or exchanged pursuant to Section 3.4 shall terminate upon issuance of the Conversion Shares or the closing of the Qualified Financing.  Notwithstanding the foregoing, the Holder agrees to surrender this Debenture and any Conversion Shares, if applicable, to the Company for cancellation as to that portion of the Debenture or Conversion Shares that the Holder elects to convert or exchange as soon as possible following such conversion or exchange, and the Company shall execute and deliver a new Debenture and new stock certificate, if applicable, upon the same terms and conditions set forth herein, dated the date hereof, evidencing the right of the Holder to the balance of the principal, the right of the Company to future Draw Downs (to the extent the Company has drawn down less than the Full Commitment Amount), and Conversion Shares that were not converted or exchanged (and accrued but unpaid interest thereon, as applicable).

4.           Issuance of Consideration.  As soon as practicable after conversion of this Debenture pursuant to Section 3 or the Agreement and receipt of the original Debenture and related documents, but in not event later than five (5) business days, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of securities to which the Holder will be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Debenture.  Any securities issuable in connection with a Qualified Financing exchange shall be issued pursuant to the terms of such Qualified Financing.

5.           Adjustment for Reorganization, Consolidation, Merger.  In the event (a) of any reorganization of the Company, (b) the Company consolidates with or merges into another entity, (c) the Company sells all or substantially all of its assets to another entity and then distributes the proceeds to its shareholders, or (d) the Company issues or otherwise sells securities representing more than 50% of the voting power of the Company in a single or series of related transactions immediately after giving effect to such transaction or series of related transaction (each of such events shall be referred to herein as a “Liquidation Event”), then, and in each such case, the Holder, upon the conversion of this Debenture at any time after the consummation of any Liquidation Event shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Debenture prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Liquidation Event if the Holder had converted this Debenture immediately prior thereto, all subject to further adjustment as provided in this Debenture, and the successor or purchasing entity in a Liquidation Event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Debenture.

6.           Defaults.  Holder may declare the entire unpaid principal and accrued interest on this Debenture due and payable within five (5) business days, by a notice in writing sent by certified mail to the Company if the Company defaults in the payment of principal of the Debenture or accrued interest thereon when due and such default is not cured by the Company within thirty (30) days.

7.           Prepayment.  At any time prior to the Repayment Date the Company may prepay, in whole or in part, the Debt in full satisfaction and accord of the Company’s obligations under this Debenture.  Any prepayment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid.  All prepayments shall be recorded on the Ledger and signed by Holder and the Company where indicated; provided however, that the failure of the Holder to sign the Ledger shall have no effect on the Company’s right to prepay.

8.           Miscellaneous.

8.1           Waiver and Amendment.  Any provision of this Debenture may be amended, waived or modified only upon the written consent of the Company and the Holder.

8.2           Restrictions on Transfer.  This Debenture may only be transferred in compliance with applicable state and federal laws.  All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

8.3           No Assignment.  Holder may not transfer or assign all or any part of this Debenture except upon prior written notice to the Company and with the Company’s prior written consent, which consent shall not be unreasonably withheld.

8.4           Governing Law.  This Debenture will be governed by the laws of the State of Nevada applicable to contracts between Nevada residents wholly to be performed in Nevada.

IN WITNESS WHEREOF, the Company has caused this Debenture to be issued as of the date first above written.

American Petro-Hunter, Inc.
a Nevada corporation

By:
Robert McIntosh
Chief Executive Officer

Agreed and Accepted by the Holder:

Maxum Overseas Fund

By:

Name: Kenneth Taves

Title: Portfolio Manager